Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2017 RESULTS

Lake Forest, IL, July 26, 2017 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2017 net income of $143 million, or $1.52 per share and $1.52 per share excluding special items.  Second quarter net sales were $1.6 billion in 2017 and $1.4 billion in 2016.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30
	2017	2016	Change
Reported Diluted EPS	$1.52	$1.23	$0.29
Special Items Expense (1)	--	0.02	(0.02)
Diluted EPS excluding Special items	$1.52	$1.25	$0.27

(1) For descriptions and amounts of our special items see page 4.

Excluding special items, the $.27 per share increase in second quarter 2017 earnings compared to the second quarter of 2016, was driven primarily by higher prices and mix ($.25), sales volumes ($.09), and production volumes ($.03) in our Packaging segment, lower annual maintenance outage costs ($.05), lower taxes ($.06) and a partial insurance recovery related to the DeRidder Mill incident ($.02).  These items were partially offset by higher costs for energy ($.06), fiber ($.05), labor ($.03) and chemicals ($.01), higher freight ($.02), interest ($.02), depreciation ($.02) and other expenses ($.01), and lower Paper segment prices and mix ($.01).

Results were $.07 per share above the second quarter guidance primarily due to higher Packaging segment sales prices and volume ($.03), a lower tax rate ($.03), and a partial insurance recovery related to the DeRidder incident ($.02), partly offset by higher recycled fiber prices ($.01).

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30
	2017	2016
Segment income (loss)
Packaging	$ 224.5	$ 192.4
Paper	29.1	24.4
Corporate and Other	(19.8)	(16.6)
	$ 233.8	$ 200.2

Segment income (loss) excluding special items
Packaging	$ 225.0	$ 194.7
Paper	29.1	24.7
Corporate and Other	(19.8)	(16.3)
	$ 234.3	$ 203.1

EBITDA excluding special items
Packaging	$ 303.3	$ 266.7
Paper	43.1	38.7
Corporate and Other	(18.4)	(15.0)
	$ 328.0	$ 290.4

In the Packaging segment, total corrugated products shipments with one less workday were up 10.0% and shipments per day were up 11.7% over last year’s second quarter.   Containerboard production was 947,000 tons, and containerboard inventory was down 25,000 tons compared to the second quarter of 2016 and 14,000 tons below the first quarter of 2017.  In the Paper segment, price and mix as well as sales volumes were lower than the second quarter of 2016 and the first quarter of 2017.

Commenting on the quarter, Mark W. Kowlzan, Chairman and CEO, said, “Our results were driven by continued strong demand as well as from the benefits of our recent TimBar and Columbus Container acquisitions. The containerboard and corrugated products price increases were implemented as planned, which helped us offset higher inflation in many of our manufacturing and converting costs and higher freight costs.  Our containerboard inventory levels were below those of a year ago and year-end levels despite the additional containerboard inventory requirements of our acquisitions.”

“Looking ahead to the third quarter,” Mr. Kowlzan added, “we expect to realize the vast majority of our previously announced packaging segment price increases, and we expect higher containerboard and corrugated products shipments resulting from strong demand.  White paper sales volumes should be seasonally higher, although price and mix should move lower.  We also anticipate continued price inflation in recycled fiber and certain chemicals, higher freight costs and a higher tax rate.  Considering these items, we expect third quarter earnings of $1.68 per share.  This does not include any potential additional costs or anticipated recoveries related to the Deridder Mill insurance claim.”

We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.  We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events.  Additional special items may arise due to third quarter events.

PCA is the fourth largest producer of containerboard and corrugated packaging products and the third largest producer of uncoated freesheet paper in the United States.  PCA operates eight mills and 93 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and facility closures, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2017 Earnings Conference Call

WHEN:	Thursday, July 27, 2017 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	July 27, 2017 12:00 p.m. Eastern Time through August 10, 2017 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 3727291

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2017		2016		2017		2016
Net sales	$1,584.0		$1,417.4		$3,120.5		$2,818.4
Cost of sales	(1,219.4)		(1,097.3)	(2)	(2,417.3)		(2,199.3)	(2)
Gross profit	364.6		320.1		703.2		619.1
Selling, general, and administrative expenses	(130.2)		(114.8)		(258.7)		(229.1)
Other expense, net	(0.6)	(1)	(5.1)	(2)	(7.6)	(1)	(9.0)	(2)
Income from operations	233.8		200.2		436.9		381.0
Interest expense, net	(25.2)		(22.5)		(49.2)		(44.1)
Income before taxes	208.6		177.7		387.7		336.9
Provision for income taxes	(65.4)		(61.8)		(127.1)		(117.3)
Net income	$143.2		$115.9		$260.6		$219.6

Earnings per share:
Basic	$1.52		$1.23		$2.76		$2.32
Diluted	$1.52		$1.23		$2.76		$2.32

Computation of diluted earnings per share under the two class method:
Net income	$143.2	$115.9	$260.6	$219.6
Less: Distributed and undistributed income available to participating securities	(1.2)	(1.2)	(2.3)	(2.3)
Net income attributable to PCA shareholders	$142.0	$114.7	$258.3	$217.3
Diluted weighted average shares outstanding	93.6	93.3	93.6	93.7
Diluted earnings per share	$1.52	$1.23	$2.76	$2.32

Supplemental financial information:
Capital spending	$81.6	$68.9	$139.3	$121.8
Cash balance	$321.0	$213.6	$321.0	$213.6

 ____________

(1)	The three months ended June 30, 2017 include $0.5 million of charges consisting of closure costs related to corrugated products facilities and integration costs related to the recent acquisitions.

The six months ended June 30, 2017 include the following:

a.

$1.3 million of charges consisting of closure costs related to corrugated products facilities, integration costs related to the recent acquisitions, and costs related to a lump sum settlement payment of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities.

b.	$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, LA mill.
c.	$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico.
(2)

The three and six months ended June 30, 2016 include $2.9 million and $5.7 million, respectively, of closure costs related to corrugated products facilities and a paper products facility, acquisition-related costs for the TimBar Corporation acquisition, and costs related to our withdrawal from a multiemployer pension plan for one of our corrugated products facilities. The costs were recorded within "Other expense, net" and "Cost of sales", as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	(dollars in millions)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Segment sales
Packaging	$1,311.5	$1,125.3	$2,568.4	$2,220.8
Paper	253.7	266.8	512.9	547.3
Corporate and Other	18.8	25.3	39.2	50.3
	$1,584.0	$1,417.4	$3,120.5	$2,818.4

Segment income (loss)
Packaging	$224.5	$192.4	$415.3	$353.9
Paper	29.1	24.4	58.9	60.5
Corporate and Other	(19.8)	(16.6)	(37.3)	(33.4)
Income from operations	233.8	200.2	436.9	381.0
Interest expense, net	(25.2)	(22.5)	(49.2)	(44.1)
Income before taxes	$208.6	$177.7	$387.7	$336.9

Segment income (loss) excluding special items (1)
Packaging	$225.0	$194.7	$420.0	$358.1
Paper	29.1	24.7	58.9	61.7
Corporate and Other	(19.8)	(16.3)	(38.0)	(33.1)
	$234.3	$203.1	$440.9	$386.7

EBITDA excluding special items (1)
Packaging	$303.3	$266.7	$575.5	$503.4
Paper	43.1	38.7	86.9	89.8
Corporate and Other	(18.4)	(15.0)	(35.3)	(30.6)
	$328.0	$290.4	$627.1	$562.6

 ____________

(1)

Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Packaging
Segment income	$224.5	$192.4	$415.3	$353.9
Integration-related, facilities closure and other costs	0.5	2.3	1.3	4.2
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(1.6)	—
Segment income excluding special items (1)	$225.0	$194.7	$420.0	$358.1

Paper
Segment income	$29.1	$24.4	$58.9	$60.5
Integration-related, facilities closure and other costs	—	0.3	—	1.2
Segment income excluding special items (1)	$29.1	$24.7	$58.9	$61.7

Corporate and Other
Segment loss	$(19.8)	$(16.6)	$(37.3)	$(33.4)
Acquisition-related costs	—	0.3	—	0.3
Hexacomb working capital adjustment	—	—	(0.7)	—
Segment loss excluding special items (1)	$(19.8)	$(16.3)	$(38.0)	$(33.1)

Income from operations	$233.8	$200.2	$436.9	$381.0

Income from operations, excluding special items (1)	$234.3	$203.1	$440.9	$386.7

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2017				2016
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$208.6	$(65.4)	$143.2	$1.52	$177.7	$(61.8)	$115.9	$1.23
Special items (2):
Integration-related, facilities closure and other costs	0.5	(0.1)	0.4	—	2.6	(1.0)	1.6	0.02
Acquisition-related costs	—	—	—	—	0.3	(0.1)	0.2	—
Total special items	0.5	(0.1)	0.4	—	2.9	(1.1)	1.8	0.02
Excluding special items	$209.1	$(65.5)	$143.6	$1.52	$180.6	$(62.9)	$117.7	$1.25

	Six Months Ended
	June 30,
	2017				2016
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$387.7	$(127.1)	$260.6	$2.76	$336.9	$(117.3)	$219.6	$2.32
Special items (2):
Integration-related, facilities closure and other costs	1.3	(0.4)	0.9	0.01	5.4	(1.9)	3.5	0.04
Acquisition-related costs	—	—	—	—	0.3	(0.1)	0.2	—
DeRidder mill incident	5.0	(1.7)	3.3	0.03	—	—	—	—
Hexacomb working capital adjustment	(2.3)	0.8	(1.5)	(0.01)	—	—	—	—
Total special items	4.0	(1.3)	2.7	0.03	5.7	(2.0)	3.7	0.04
Excluding special items	$391.7	$(128.4)	$263.3	$2.79	$342.6	$(119.3)	$223.3	$2.36

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$143.2	$115.9	$260.6	$219.6
Interest expense, net	25.2	22.5	49.2	44.1
Provision for income taxes	65.4	61.8	127.1	117.3
Depreciation, amortization, and depletion	93.7	87.6	186.2	176.3
EBITDA (1)	$327.5	$287.8	$623.1	$557.3
Special items:
Integration-related, facilities closure and other costs	0.5	2.3	1.3	5.0
Acquisition-related costs	—	0.3	—	0.3
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(2.3)	—
EBITDA excluding special items (1)	$328.0	$290.4	$627.1	$562.6

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Packaging
Segment income	$224.5	$192.4	$415.3	$353.9
Depreciation, amortization, and depletion	78.3	72.0	155.5	145.3
EBITDA (1)	302.8	264.4	570.8	499.2
Integration-related, facilities closure and other costs	0.5	2.3	1.3	4.2
DeRidder mill incident	—	—	5.0	—
Hexacomb working capital adjustment	—	—	(1.6)	—
EBITDA excluding special items (1)	$303.3	$266.7	$575.5	$503.4

Paper
Segment income	$29.1	$24.4	$58.9	$60.5
Depreciation, amortization, and depletion	14.0	14.3	28.0	28.5
EBITDA (1)	43.1	38.7	86.9	89.0
Integration-related, facilities closure and other costs	—	—	—	0.8
EBITDA excluding special items (1)	$43.1	$38.7	$86.9	$89.8

Corporate and Other
Segment loss	$(19.8)	$(16.6)	$(37.3)	$(33.4)
Depreciation, amortization, and depletion	1.4	1.3	2.7	2.5
EBITDA (1)	(18.4)	(15.3)	(34.6)	(30.9)
Acquisition-related costs	—	0.3	—	0.3
Hexacomb working capital adjustment	—	—	(0.7)	—
EBITDA excluding special items (1)	$(18.4)	$(15.0)	$(35.3)	$(30.6)

EBITDA (1)	$327.5	$287.8	$623.1	$557.3

EBITDA excluding special items (1)	$328.0	$290.4	$627.1	$562.6

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.